                                  EXHIBIT  11

                          SI DIAMOND TECHNOLOGY, INC.

                     COMPUTATION OF (LOSS) PER COMMON SHARE
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



                                           For the Three Months Ended June 30,    For the Six Months Ended June 30,
                                           -----------------------------------   ----------------------------------
                                                 1996               1995               1996               1995
                                           ------------------  ---------------   ------------------  --------------
Computation of (loss) per common share:

Net loss applicable to common
 shareholders:
  Continuing operations...................    $(4,892,640)       $(2,300,051)      $(10,063,191)      $(3,951,544)
  Discontinued operations.................             --           (352,000)          (999,500)         (632,533)
                                              -----------        -----------       ------------       -----------
  Net loss applicable to common
   shareholders...........................    $(4,892,640)       $(2,652,051)      $(11,062,691)      $(4,584,077)
                                              -----------        -----------       ------------       -----------

Weighted average number of common
 shares outstanding.......................     11,169,930          8,108,389         11,014,827         7,908,439

Net loss per common share:
  Continuing operations...................         $(0.44)            $(0.29)            $(0.91)           $(0.50)
  Discontinued operations.................             --              (0.04)             (0.09)            (0.08)
                                              -----------        -----------       ------------       -----------
Net loss per common share.................         $(0.44)            $(0.33)            $(1.00)           $(0.58)
                                              ===========        ===========       ============       ===========


Computation of (loss) per common share
 assuming full dilution (A):

Net loss applicable to common
 shareholders:
  Continuing operations...................    $(4,892,640)       $(2,300,051)      $(10,063,191)      $(3,951,544)
  Discontinued operations.................             --           (352,000)          (999,500)         (632,533)
                                              -----------        -----------       ------------       -----------
  Net loss applicable to common
   shareholders...........................    $(4,892,640)       $(2,652,051)      $(11,062,691)      $(4,584,077)
                                              -----------        -----------       ------------       -----------

Weighted average number of common
 shares outstanding.......................     11,169,930          8,108,389         11,014,827         7,908,439
Common shares issuable under
 outstanding convertible instruments,
 stock options and warrants...............      5,410,367          3,187,324          5,410,367         3,187,324
Less shares assumed repurchased with
 proceeds.................................     (2,576,189)        (1,536,067)        (2,159,238)       (1,612,998)
                                              -----------        -----------       ------------       -----------
                                               14,004,108          9,759,646         14,265,956         9,482,765
Net loss per common share:
 Continuing operations....................         $(0.35)            $(0.23)            $(0.71)           $(0.41)
 Discontinued operations..................             --              (0.04)             (0.07)            (0.07)
                                              -----------        -----------       ------------       -----------
Net loss per common share - fully diluted.         $(0.35)            $(0.27)            $(0.78)           $(0.48)
                                              ===========        ===========       ============       ===========

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(A)  This calculation is submitted in accordance with the Securities and
Exchange Act of 1934 Release No. 9083 although it is contrary to APB Opinion 15 because it does not result in any dilution.